VOTING TRUST AGREEMENT

This VOTING TRUST AGREEMENT (the “Agreement”) is made as of October 11, 2018 (the “Effective Date”), by and among YayYo, Inc., a Delaware corporation (the “Company”), X, LLC, a Delaware limited liability company wholly owned and controlled by Ramy El-Batrawi, an individual (collectively, the “Stockholder”), and each Trustee (as defined in Section 1), for the purpose of creating a voting trust (the “Trust”) with respect to all of the issued and outstanding shares of Common Stock of the Company held by the Stockholder as of the date hereof.

RECITALS

WHEREAS, the Stockholder represents that it is the owner of the 15,624,998 shares of Common Stock of the Company (the “Shares”); and

WHEREAS, the Company, the Stockholder and the Trustee (as defined in Section 1) believe that it is in their respective best interests to enter into this Agreement to facilitate the management and operation of the Company, the exercise of voting rights relating to the Shares and to address certain concerns discussed with the Staff of The NASDAQ Stock Market LLC (“NASDAQ”).

AGREEMENT

NOW THEREFORE, in order to implement the foregoing and in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Creation of Trust; Trustee; Voting Trust Certificate.

(a) Creation of Trust. The Stockholder hereby creates and establishes the Trust, and appoints and authorizes the Trustees as trustee of such Trust, pursuant to the terms and conditions of this Agreement.

(b) Trustees. The Trust’s initial trustee (who is an independent member of the board of directors (the “Board”) of the Company) shall be Harbant S. Sidhu (the “Trustee”). If at any time the Trustee is unable to serve as a trustee hereunder by reason of death, incapacity or otherwise, or ceases to be an independent member of the Board, such Trustee shall be removed and may be replaced with a successor Trustee upon the majority vote of the Company’s Board. In addition, (a) the Trustee may be removed and a successor Trustee may be appointed, (b) a successor Trustee may be designated to take office automatically upon the occurrence of the events specified by the Board (including the death of the Trustee) and (c) the Trustee may appoint an alternate Trustee as the Trustee deems necessary, in each case, upon the majority vote of the Board. Within three (3) months of removing and/or replacing the Trustee, or appointing any alternate Trustee, the Board shall send written notice to the Company of the person they have designated as the successor to such Trustee or any alternate Trustee. The Trustee, including any successor Trustee, must be an independent member of the Board of the Company. As a condition to becoming a Trustee, the successor Trustee must become a party to this Agreement by executing documentation reasonably satisfactory to the Company (each successor Trustee appointed pursuant to the terms of this Section 1 is referred to as a “Successor Trustee,” and, collectively with the Initial Trustee, are referred to as the “Trustees”). Each Trustee hereby accepts his or her appointment as such pursuant to the terms and conditions of this Agreement, and agrees to administer the Trust in accordance with the terms and conditions of this Agreement, unless and until replaced by a Successor Trustee as herein provided.

2. Shares controlled by the Trust.

(a) Trust Register. The Trustee shall maintain a register book, which shall reflect the number and class or series of Shares Beneficially Owned by each Stockholder and pursuant to the terms of this Agreement (the “Trust Register”). The Trustee shall treat each Stockholder as the Beneficial Owner of such Shares, subject to the Trustee’s rights and interests hereunder. The Trustee shall not be obligated to recognize any Person (as defined in Section 19 below) as the Beneficial Owner of such Shares other than the Person in whose name the same shall be registered on the Trust Register.

(b) Recording of Transfers. All Transfers of Shares permitted by this Agreement shall be recorded by the Trustee in the Trust Register. In addition, to the extent that any Shares cease to be outstanding the Company shall notify the Trustee of the Shares that have ceased to be outstanding and the Trust Register shall be revised accordingly.

3. Trustee’s Powers and Duties; Compensation.

(a) Voting Powers. For so long as this Agreement remains in effect and subject to the exclusions and limitations set forth Section 3(b) below, the Trustee shall vote, or cause the Shares held in the Trust to be voted (in person or by proxy), in the same proportion that the shares of Common Stock that are not subject to the Trust are actually and validly voted on such matter, excluding (for the purpose of determining such proportion) all shares of Common Stock held by any Person or “Group” that has (or based upon its beneficial ownership of Common stock should have) filed a Schedule 13D pursuant to Section 13(d) of the Exchange Act with respect to the Common Stock at the time of the relevant vote, except that, if Section 3(b) does apply to the matter upon which a vote is to be effected and the Trustee receives valid and timely written voting instructions from the Stockholder delivered in accordance with Section 9(a) that have not been revoked, the Trustee shall vote, or cause the Shares subject to such voting instructions to be voted (in person or by proxy), in accordance therewith. Subject to the provisions of this Agreement, the Trustee shall have the full, exclusive and unqualified right and power to vote, to execute consents, to enter into voting agreements, and to grant proxies with respect to all of the Shares subject to this Agreement, as well as in respect of any other securities with voting rights received in respect of the Shares at any time hereafter by way of a stock dividend, distribution, conversion or exchange as provided in Section 3(c), with respect to any lawful corporate action, whether or not in the ordinary course of business, and no Stockholder shall in such capacity have any rights or powers to vote such Shares or to give consents with respect to or grant proxies in respect thereof or otherwise take part in any corporate action. Without limiting the generality of the foregoing, the Stockholder (i) acknowledges that each Trustee, in his or her individual capacity, is a holder of Shares and (ii) agree that the Trustee is entitled to exercise the powers granted to such Trustee in the preceding sentence in the Trustee’s sole and absolute discretion (including in his or her own interest as a holder of Shares) without fiduciary duty of any kind to the Stockholder with respect to the exercise of such powers.

(b) Extraordinary Transactions. Notwithstanding anything to the contrary elsewhere in this Agreement, the Stockholder may direct the Trustee in writing to exercise the voting rights with respect to the Shares held in the Trust, and the Trustee shall vote in accordance with such direction, to vote: (i) against (1) any merger, consolidation, business combination, share exchange, restructuring, recapitalization or acquisition involving the Company or any similar transaction involving all or a material portion of the assets of the Company and its subsidiaries, taken as a whole, or (2) the sale, lease, exchange, pledge, mortgage or transfer (including through any arrangement having substantially the same economic effect as a sale of assets) of all or a material portion of the assets of the Company and its subsidiaries, taken as a whole, if, in each case of Section 3(b)(1) and Section 3(b)(2), (x) the Act requires stockholder approval for such matter, (y) the NASDAQ Listing Rules require stockholder approval for such matter or (z) the Board voluntarily submits the matter for stockholder approval even though it is not required; against any action that requires stockholder approval under Rule 5635(a)(1) of the NASDAQ rules; (ii) against the liquidation or dissolution of the Company; (iii) against any amendment to the certificate of incorporation or bylaws of the Company (except for amendments to increase the number of authorized shares of Common Stock); or (iv) against any transaction which requires stockholder approval under Rule 5635(b) of the NASDAQ rules.

(c) Notices, Dividends and Distributions. In the event that the Trustee receives any dividends or other distributions (other than additional Shares or other voting securities of the Company) with respect to the Shares held by them hereunder, they shall promptly pay (or, in the event that such dividends or distributions are not cash, distribute in kind) the amount thereof received by them to the Stockholder; provided, however, that the Trustee may, by notice to the Company, instruct the Company to pay such dividends directly to the Stockholder. If the Trustee receives any Shares or other voting securities of the Company as a dividend or distribution upon, conversion of or in exchange for any Shares held by them hereunder, the Trustee shall hold such Shares or other voting securities of the Company in accordance with the terms of this Agreement and shall update the Trust Register accordingly.

(d) No Right to Sell Shares. The Trustee shall have no authority to sell, pledge, hypothecate or otherwise dispose of the Shares or any interest therein.

(e) Compensation of Trustee. No Trustee shall receive any compensation for his or her services under this Agreement. This subsection shall not, however, affect the right of the Trustee to compensation from the Company for services performed by them in any other capacity (e.g., as an officer, director, employee or otherwise).

(f) Trustee’s Liability and Indemnity. No Trustee shall be liable for any error of judgment or mistake of fact or law, or for any action or omission under this Agreement, except for such Trustee’s fraud, bad faith, willful misconduct or gross negligence. No Trustee shall be liable for acting on any notice, request or instruction or other document believed to be genuine and to have been executed by or on behalf of the proper party or parties. The Company shall pay all reasonable expenses of the Trustee, including counsel fees, and shall discharge all liabilities incurred by them in connection with the exercise of their powers and the performance of their duties under this Agreement. Any action or omission undertaken by a Trustee in good faith in accordance with the advice of legal counsel shall be binding and conclusive on the parties to this Agreement. The Company shall also defend, indemnify and hold the Trustee harmless from and against any and all claims and liabilities in connection with or arising out of the administration of the trust created by this Agreement or the exercise of any powers or the performance of any duties by them as herein provided or contemplated, except such as shall arise from the fraud, bad faith or willful misconduct of the Trustee.

(g) Method of Voting Shares. The Trustee may in all matters act either at a meeting or by a writing or writings with or without a meeting.

4. Transfer of Shares and Termination.

(a) General. The voting trust created by this Agreement shall be irrevocable, and shall terminate upon the earlier of (a) the written agreement of the Company, the Trustee and a duly authorized representative of NASDAQ, or (b) the date upon which the Company is not listed on NASDAQ. Except for Section 3(f), which will survive the termination of this Agreement, this Agreement shall have no further force and effect (x) upon termination of this Agreement pursuant to its terms; or (y) with respect to the Stockholder, when the Stockholder no longer Beneficially Owns any Shares or other voting securities of the Company which are subject to this Agreement.

(b) Transfer of Shares. To the extent permitted by (i) applicable law, rule and regulation, and the Company Insider Trading Policy, if any, (ii) the Company’s Charter, and (iii) the terms of any incentive plan or program of the Company (and any related award agreement) pursuant to which such Shares were granted, in each case, as applicable, the Stockholder may Transfer his Shares to an independent Person and the Trustee shall revise the Trust Register accordingly, at any time, or from time to time; provided, that, with respect to any Transfer of Shares to (A) any stockholder of the Company who is an employee of the Company at the time of Transfer or (B) a living trust approved by the Company prior to such Transfer, to the extent such transferee is not already a party hereto, such transferee shall become a party hereto pursuant to a joinder agreement provided by the Trustee, unless the requirement to become a party is expressly waived in writing by the Trustee.

5. Amendments. This Agreement may be amended, modified or supplemented at any time and from time to time by the written agreement of the Company and Trustee; provided, that (a) the consent of the Company shall not be required to add a new party hereto in accordance with Section 4(b) and Section 4(b) with respect to Section 3(d), any amendment, modification or supplement thereto may only be made with written agreement of the Company, the Trustee and the Stockholder party hereto affected by such amendment, modification or supplement.

6. Governing Law. This Agreement, including its existence, validity, construction, and operating effect, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

7. Severability. If any one or more of the provisions of this Agreement, as applied to any party or any circumstance, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If any one or more of the provisions of this Agreement shall, for any reason, be held to be unenforceable as to duration, scope, activity or subject, such provision shall be construed by limiting and reducing it so as to make such provision enforceable to the extent compatible with the then existing applicable law. Without limiting the generality of the foregoing, it is the express intent of the parties to cause the Shares to be voted by the Trustee as provided herein. Accordingly, in the event that this Agreement is rescinded or otherwise terminated other than pursuant to its terms for any reason, the parties agree promptly to negotiate a successor voting agreement to accomplish this objective and to otherwise replicate the provisions hereof to the extent possible.

8. Specific Performance. The parties agree that the failure of any party to perform any obligation provided for by this Agreement could result in irreparable damage to the other parties, and that monetary damages alone would not be adequate to compensate the non-defaulting party for its injury. Any party shall therefore be entitled, in addition to any other remedy that may be available, including monetary damages, to obtain specific performance of the terms of this Agreement. If any action is brought by any party to enforce this agreement, any party against which the action is brought shall waive the defense that there is an adequate remedy at law.

9. Notices.

(a) Generally. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) upon receipt, if sent by electronic or digital transmission method (including e-mail), or (iii) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed, in each case to the appropriate addresses and e-mail addresses s as a party may designate by notice to the other parties from time to time.

(b) Notices to NASDAQ. The Company shall give NASDAQ at least five (5) days’ prior written notice of any (i) sale or Transfer of Shares held in the Trust pursuant to this Agreement, (ii) stockholder vote described in Section 3(b), (iii) appointment of a successor Trustee pursuant to Section 1, (iv) removal of a Trustee pursuant to Section 1, (v) amendment of this Agreement pursuant to Section 5, or (vi) termination of this Agreement pursuant to clause Section 4.

10. Binding Effect. Except as otherwise expressly provided herein, this Agreement shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and all other Persons hereafter that become a party hereto. No rights or obligations hereunder may be assigned by any party hereto except as explicitly provided in this Agreement.

11. Benefit and Burden. Nothing express or implied in this Agreement is intended or shall be construed to confer upon or to provide any Person other than the parties (and including specifically any stockholder of the Company that is not a party to this Agreement) any rights or remedies hereunder or by reason hereof. This Agreement and all its conditions and provisions are intended to be, and are, for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns and are not for the benefit of any other Person.

12. Certain Rules of Construction. To the fullest extent permitted by law, the parties hereto intend that any ambiguities shall be resolved without reference to which party may have drafted this Agreement. All Section or subsection titles or other captions in this Agreement are for convenience only, and they shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) “or” is not exclusive; (c) words in the singular include the plural, and words in the plural include the singular; (d) provisions apply to successive events and transactions; (e) “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Section, subsection or other subdivision; (f) “include” or “including” shall be deemed to be followed by “without limitation” or “but not limited to” whether or not they are followed by such phrases or words of like import; (g) all references to “Sections” or “subsections” refer to Sections or subsections of this Agreement; and (h) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms.

13. Waiver. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth in this Agreement shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or any other condition, promise, agreement or understanding at a future time.

14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof.

15. Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto.

16. Arbitration. It is understood and agreed between the parties hereto that any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (collectively, “Claims”), arising out of, in connection with, or in relation to this Agreement or the arbitrability of any Claims under this Agreement, shall be resolved by final and binding arbitration administered by the Los Angeles, California offices of JAMS in accordance with the then-existing JAMS Arbitration Rules. The parties shall select a mutually acceptable neutral arbitrator from the panel of arbitrators serving with any of JAMS’s offices, but in the event the parties cannot agree on an arbitrator, the Administrator of JAMS shall appoint an arbitrator from such panel (the arbitrator so selected or appointed, the “Arbitrator”). The parties expressly agree that the Arbitrator may provide all appropriate remedies (at law and equity) or judgments that could be awarded by a court of law in Delaware, and that, upon good cause shown, the Arbitrator shall afford the parties adequate discovery, including deposition discovery. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all actions pursuant to this Section 17. The Arbitrator shall be bound by and shall strictly enforce the terms of this Section 17 and may not limit, expand or otherwise modify its terms. The Arbitrator shall make a good faith effort to apply the substantive law (and the law of remedies, if applicable) of the state of Delaware, or federal law, or both, as applicable, without reference to its conflicts of laws provisions. The Arbitrator is without jurisdiction to apply any different substantive law. The Arbitrator shall be bound to honor claims of privilege or work-product doctrine recognized at law, but the Arbitrator shall have the discretion to determine whether any such claim of privilege or work product doctrine applies. The Arbitrator shall render an award and a written, reasoned opinion in support thereof. Subject to the provisions of Section 8, the Arbitrator shall have power and authority to award any appropriate remedy (in law or equity) or judgment that could be awarded by a court of law in Delaware, which may include reasonable attorneys’ fees to the prevailing party. The award rendered by arbitration shall be final and binding upon the parties, and judgment upon the award may be entered in any court having jurisdiction thereof. Neither a party nor the Arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Adherence to this dispute resolution process shall not limit the parties’ right to obtain any provisional remedy, including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their rights and interests. Notwithstanding the foregoing sentence, this dispute resolution procedure is intended to be the exclusive method of resolving any Claims arising out of or relating to this Agreement. Subject to the Arbitrator’s award, each party shall bear its own fees and expenses with respect to this dispute resolution process and any action related thereto and the parties shall share equally the fees and expenses of JAMS and the Arbitrator.

17. Tax Treatment. The parties intend that the Trust be treated as a grantor trust for U.S. federal income tax purposes and not as a partnership or as an association taxable as a corporation. No party shall make any election or take any other action inconsistent with such intent unless required by law. In the event that, contrary to the parties’ intent, the Trust is not treated as a grantor trust for U.S. federal income tax purposes but is instead treated as a partnership for U.S. federal income tax purposes, all items of income, gain, loss, deduction and credit with respect to each Share (together with any Shares or other voting securities of the Company distributed as a dividend or distribution upon, conversion of or in exchange for such Share held by the Trustee hereunder) shall be specially allocated to Stockholder that deposited such Share in trust with the Trustee.

18. Definitions. Capitalized words and phrases used and not otherwise defined elsewhere in this Agreement shall have the following meanings:

“Act” means the General Corporation Law of the State of Delaware, as amended.

“Beneficial Owner” is defined in Rule 13d-3(a) and (b) of the rules and regulations of the Securities Exchange Act of 1934, as amended. “Beneficially Owned” shall have a correlative meaning.

“Company Insider Trading Policy” means each applicable employee trading, black-out, window period and other policy of the Company applicable to Transfers of Shares.

“Encumbrance” means a security interest, lien, charge, claim, community or other marital property interest, pledge, alienation, mortgage, option, hypothecation, encumbrance or similar collateral assignment by any other means, whether for value or no value and whether voluntary or involuntary (including by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings) or any other restriction on use, voting (including any proxy), transfer (including any right of first refusal or similar right), receipt of income or exercise of any other attribute of ownership.

“Person” means and includes an individual, a general or limited partnership, a limited liability company, a joint venture, a corporation (including any non-profit corporation), an estate, a trust, an unincorporated organization, an association, a government or any department or agency thereof or any entity similar to any of the foregoing.

“Transfer” means a sale, transfer, assignment, gift, bequest or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any Encumbrance or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings). The term “Transferred” shall have a correlative meaning.

IN WITNESS WHEREOF, the parties hereto have executed this Voting Trust Agreement as of the date first above written.

COMPANY:

For:	YAYYO, INC.

By:	/s/ Laurie DiGiovann
Name:	Laurie DiGiovann
Title:	Chief Executive Officer

TRUSTEE:

By:	/s/ Harbant S. Sidhu
Name:	Harbant S. Sidhu
Title:	Trustee

STOCKHOLDER:

By:	/s/ Ramy El-Batrawi
Name:	Ramy El-Batrawi

[Signature Page to Voting Trust Agreement]